Filed Pursuant to Rule 424(b)(3)

Registration No. 333-264298

PROSPECTUS

2,777,986 Common Shares

Altamira Therapeutics Ltd.

This prospectus relates to the disposition from time to time of up to 2,777,986 common shares, par value CHF 0.01 per share (“Common Shares”), of Altamira Therapeutics Ltd., an exempted company limited by shares incorporated in Bermuda (“Altamira”, “we”, “us” or the “Company”). These Common Shares consist of shares that may be acquired upon one or more conversions under the Convertible Loan Agreement (the “Loan Agreement”), dated February 4, 2022, between the Company (the “Borrower”) and FiveT Investment Management Ltd. (the “Lender”). Under the Loan Agreement, the Lender may elect not to convert any part of the loan into Common Shares, or Borrower may elect to repay the loan under certain circumstances, in which case no Common Shares will be issued under this Prospectus. See “Selling Shareholder”. We are not selling any Common Shares under this prospectus and will not receive any of the proceeds from the sale of Common Shares by the selling shareholder. We will, however, retain the portion, if any, of the funds that were disbursed to us pursuant to the Loan Agreement that is converted into Common Shares.

We will bear all of the expenses incurred in connection with the registration of these shares. The selling shareholder will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the shares. See “Plan of Distribution.”

The selling shareholder (including its pledgees, donees, transferees, assignees or other successors-in-interest) may offer the Common Shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 2 of this Prospectus, as well as those risk factors contained or incorporated by reference into this Prospectus and in the applicable Prospectus Supplements.

Currently, the Common Shares are traded on the Nasdaq Capital Market under the symbol “CYTO”. The closing price of the Common Shares on Nasdaq on April 11, 2022 was $1.66 per Common Share.

Consent under the Exchange Control Act 1972 (and its related regulations) from the Bermuda Monetary Authority for the issue and transfer of our common shares to and between residents and non-residents of Bermuda for exchange control purposes has been obtained for so long as our common shares remain listed on an “appointed stock exchange,” which includes the Nasdaq Capital Market. In granting such consent, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed herein.

The date of this Prospectus is April 25, 2022

i

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Altamira Therapeutics Ltd.,” “Altamira,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to (i) Auris Medical Holding AG (formerly Auris Medical AG), or Auris Medical (Switzerland), together with its subsidiaries, prior to our corporate reorganization by way of the merger of Auris Medical Holding AG into Auris Medical NewCo Holding AG (the “Merger”), a newly incorporated, wholly-owned Swiss subsidiary on March 13, 2018 (i.e. to the transferring entity), (ii) Auris Medical Holding AG (formerly Auris Medical NewCo Holding AG), together with its subsidiaries after the Merger (i.e. to the surviving entity) and prior to the Redomestication (as defined below), (iii) Auris Medical Holding Ltd., a Bermuda exempted company limited by shares, or Auris Medical (Bermuda), the successor issuer to Auris Medical (Switzerland) under Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective time at which Auris Medical (Switzerland) continued its corporate existence from Switzerland to Bermuda (the “Redomestication”), which occurred on March 18, 2019, and (iv) Altamira Therapeutics Ltd. (formerly Auris Medical Holding Ltd.) after adoption of the new Company name by resolution of Special General Meeting of Shareholders held on July 21, 2021. The trademarks, trade names and service marks appearing in this prospectus are property of their respective owners.

On May 1, 2019, the Company effected a one-for-twenty reverse share split (the “2019 Reverse Share Split”) of the Company’s issued and outstanding common shares. Unless indicated or the context otherwise requires, all per share amounts and numbers of common shares in this prospectus have been retrospectively adjusted for the 2019 Reverse Share Split. Following shareholders’ approval at a special general meeting of shareholders held on July 21, 2021 we changed our name to Altamira Therapeutics Ltd.

Unless indicated or the context otherwise requires, (i) all references in this prospectus to our common shares as of any date prior to March 13, 2018 refer to the common shares of Auris Medical (Switzerland) (having a nominal value of CHF 0.40 per share (pre-2019 Reverse Share Split)) prior to the 10:1 “reverse share split” effected through the Merger, (ii) all references to our common shares as of, and after, March 13, 2018 and prior to the Redomestication refer to the common shares of Auris Medical (Switzerland) (having a nominal value of CHF 0.02 per share (pre-2019 Reverse Share Split)) after the 10:1 “reverse share split” effected through the Merger, (iii) all references to our common shares as of, and after, the Redomestication on March 18, 2019 refer to the common shares of the Company (having a par value of CHF 0.02 per share (pre-2019 Reverse Share Split)), and (iv) the Company’s common shares on or after May 1, 2019, the date of the 2019 Reverse Share Split, have a par value of CHF 0.40. As of June 30, 2020, the Company reduced the par value of its shares to CHF 0.01 each.

The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “Swiss Franc” and “CHF” refer to the legal currency of Switzerland.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, or the Securities Act. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters.

This prospectus only provides you with a general description of the securities being offered. Each time the selling shareholder sells any of the offered securities, the selling shareholder will provide this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to these securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

We are not making an offer to sell the offered securities in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus.

References to “selling shareholder” refer to the shareholder listed herein under “Selling Shareholder,” and its transferees.

iii

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Company

We are a biopharmaceutical company dedicated to developing therapeutics that address important unmet medical needs. For the most part since the formation of our Company, we have been focusing on the development of therapeutics for inner ear disorders: (i) Keyzilen® (AM-101) in acute inner ear tinnitus, (ii) Sonsuvi® (AM-111) in acute inner ear hearing loss and (iii) AM-125 in acute peripheral vertigo. We advanced Keyzilen® and Sonsuvi® to Phase 3 clinical trials, and we are currently in Phase 2 clinical development with AM-125. In 2021 we launched Bentrio™, a drug free medical device for protection against airborne allergens and viruses in selected European markets. Further, through the acquisition of Trasir Therapeutics (“Trasir”) in 2021, we entered the field of RNA delivery. In this context, we announced our intention to reposition the Company around RNA therapeutics with AM-401 for the treatment of KRAS driven cancers being our first project, and to divest or spin off our non-RNA businesses, which are our assets in neurotology, rhinology and allergology, including Bentrio™, AM-125, Keyzilen®, Sonsuvi® and certain early-stage drug product candidates.

Corporate Information

We are an exempted company limited by shares incorporated under the laws of Bermuda. We began our current operations in 2003. On April 22, 2014, we changed our name from Auris Medical AG to Auris Medical Holding AG and transferred our operational business to our newly incorporated subsidiary Auris Medical AG, which is now our main operating subsidiary. On March 13, 2018, we effected a corporate reorganization through the Merger into a newly formed holding company for the purpose of effecting the equivalent of a 10-1 “reverse share split.” Following shareholder approval at an extraordinary general meeting of shareholders held on March 8, 2019 and upon the issuance of a certificate of continuance by the Registrar of Companies in Bermuda on March 18, 2019, the Company discontinued as a Swiss company and, pursuant to Article 163 of the Swiss Federal Act on Private International Law and pursuant to Section 132C of the Companies Act 1981 of Bermuda (the “Companies Act”), continued existence under the Companies Act as a Bermuda exempted company limited by shares with the name “Auris Medical Holding Ltd.” (the “Redomestication”). By resolution of a Special General Meeting of Shareholders held on July 21, 2021 we adopted the new company name Altamira Therapeutics Ltd. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, telephone number +1 (441) 295 5950.

We maintain a website at www.altamiratherapeutics.com where general information about us is available. Investors can obtain copies of our filings with the Securities and Exchange Commission, or the SEC or the Commission, from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus.

Implications of Being a Foreign Private Issuer

We currently report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer, or FPI, status. Although we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

This Offering

We are registering for resale by the selling shareholder named herein the 2,777,986 Common Shares as described below.

Securities being offered:	2,777,986 of our Common Shares that may be acquired upon one or more conversions under the Loan Agreement.

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of our Common Shares by the selling shareholder.

NASDAQ Capital Market symbol:	CYTO

Risk factors:	See “Risk Factors” beginning on page 2 for risks you should consider before investing in our shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus, any applicable prospectus supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including the item captioned “Risk Factors” in our most recent Annual Report on Form 20-F and our Reports on Form 6-K furnished to the SEC including our unaudited interim consolidated financial statements and corresponding management’s discussion and analysis. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any Prospectus Supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to:

●	our operation as a drug development-stage company with limited operating history and a history of operating losses;

●	the COVID-19 pandemic, which continues to evolve, and which could significantly disrupt our preclinical studies and clinical trials, drug development and sales efforts;

●	our need for substantial additional funding to continue the development of our product candidates and the roll-out of our first commercial product before we can expect to become profitable from sales of our products and the possibility that we may be unable to raise additional capital when needed;

●	the ability of our existing distribution partners to successfully market and distribute Bentrio™ and our ability to retain such distributors and identify new ones in particular for key markets in North America and Europe;

●	our capacity to supply our distributors and markets timely and with sufficient numbers of Bentrio™ nasal sprays while meeting quality requirements through subcontractors;

●	our dependence on the success of AM-125 and AM-401, which are still in preclinical and clinical development, and may eventually prove to be unsuccessful;

●	our ability to divest or spin-off our non-RNA businesses and to reposition our Company around RNA therapeutics;

●	the success of our distributors in the commercialization of Bentrio™;

●	the chance that we may become exposed to costly and damaging liability claims resulting from the testing of our product candidates in the clinic or in the commercial stage;

●	the chance our clinical trials may not be completed on schedule, or at all, as a result of factors such as delayed enrollment or the identification of adverse effects;

●	uncertainty surrounding whether any of our product candidates will receive regulatory approval or clearance, which is necessary before they can be commercialized;

●	if our product candidates obtain regulatory approval or clearance, our product candidates being subject to expensive, ongoing obligations and continued regulatory overview;

●	enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization;

●	our ability to obtain certification of Bentrio™ as a Class II medical device under the European Medical Device Regulation and to obtain regulatory approval for prophylactic or therapeutic claims related to viral infections;

●	dependence on governmental authorities and health insurers establishing adequate reimbursement levels and pricing policies;

●	our products may not gain market acceptance, in which case we may not be able to generate product revenues;

●	our reliance on our current strategic relationship with Washington University, Wellesta Holdings or Nuance Pharma and the potential success or failure of strategic relationships, joint ventures or mergers and acquisitions transactions;

●	our reliance on third parties to conduct our nonclinical and clinical trials and on third-party, single-source suppliers to supply or produce our product candidates;

●	our ability to obtain, maintain and protect our intellectual property rights and operate our business without infringing or otherwise violating the intellectual property rights of others;

●	our ability to meet the continuing listing requirements of Nasdaq and remain listed on The Nasdaq Capital Market;

●	the chance that certain intangible assets related to our product candidates will be impaired; and

●	other risk factors discussed under “Risk Factors” on page 2 and in our most recent Annual Report on Form 20-F.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The selling shareholder will receive all of the net proceeds from the sales of our Common Shares offered by the selling shareholder pursuant to this prospectus.

SELLING SHAREHOLDER

Convertible Loan Agreement

On February 4, 2022, Altamira Therapeutics Ltd., an exempted company limited by shares incorporated in Bermuda (“we”, the “Company” or the “Borrower”), entered into a convertible loan agreement (the “Loan Agreement”) with FiveT Investment Management Ltd. (the “Lender”), pursuant to which the Lender has agreed to loan to the Borrower CHF 5,000,000 (the “Loan”), which Loan bears interest at the rate of 10% per annum and matures 12 months from the date (the “Disbursement Date”) the Loan proceeds are disbursed to the Borrower, which occurred on February 8, 2022.

The Borrower may prepay all or part of the Loan after six months after the Disbursement Date; provided that the Borrower will pay an amount equal to 130% of the desired prepayment amount. Subject to certain notice periods, the Lender shall have the right to accelerate repayment of the Loan upon any event of default under the Loan Agreement, which includes if the Borrower fails to make any required payment under the Loan or breach any other material obligation thereunder. In addition, upon a Change of Control Transaction (as defined in the Loan Agreement) with respect to the Borrower, the Loan Agreement will become due within 10 days after the transaction in an amount equal to the higher of (i) the outstanding balance, including principal and accrued and unpaid interest and (ii) the amount that would have been payable to the Lender as a result of the Change of Control Transaction if the Lender had converted such outstanding balance into common shares with a nominal value of CHF 0.01 per share of the Borrower (the “Borrower Shares”) under the Loan Agreement immediately prior to the completion of the transaction.

From the date that is five trading days after the Disbursement Date until the maturity date of the Loan Agreement, the Lender will have the right to convert all or part of the Loan, including accrued and unpaid interest, at its option, into Borrower Shares, subject to the limitation that the Lender own no more than 9.99% of the Borrower Shares at any time. The conversion price of the Loan into common shares is USD 1.9458, which corresponds to 150% of USD 1.2972 (the trading volume weighted average price, the “VWAP”, per common share on the NASDAQ stock exchange on the Disbursement Date), converted into Swiss Francs at the midpoint of the interbank exchange rate shown by UBS on the day of receipt of the conversion notice at 4:00 pm Central European Time. The conversion price shall be lowered in the event that the Borrower raises equity before the maturity date of the Loan through a public or private offering of Borrower Shares at an issue price that is at least 10 (ten) % below the VWAP (the “New Issue”), according to the formula set forth in the Loan Agreement (the “Adjustment”). Sales of Borrower Shares through equity line or at-the-market programs are not considered New Issues triggering the Adjustment.

Pursuant to the Loan Agreement, the Company agreed to file a registration statement on Form F-3 (or other appropriate form) as soon as practicable (and in any event within 30 days of the Disbursement Date) providing for the resale by the Lender of the Borrower Shares that may be issued upon any conversion of the Loan and to use its best efforts to cause such resale registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 60 days following the Disbursement Date (or, in the event of a “full review” by the SEC, the 90th calendar day following the Disbursement Date). We agreed to register an initial amount of Common Shares equal to (i) the original principal amount of the Loan on the Disbursement Date divided by (ii) the conversion price per Common Share translated from USD into CHF at the Disbursement Date (the “Initial Required Amount”).

The Borrower Shares are being sold by the Company to the Lender under the Loan Agreement in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. We made this determination based on the representations that the Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D.

As of the date of this prospectus, there have been no conversions under the Loan Agreement.

Information about Selling Shareholder Offering

We are registering the resale of the above-referenced Common Shares to permit the selling shareholder identified below, or its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the Common Shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling shareholder of up to the Initial Required Amount under the Loan Agreement. Throughout this prospectus, when we refer to the Common Shares being registered on behalf of the selling shareholder, we are referring to the Common Shares issuable upon a conversion under the Loan Agreement, and when we refer to the selling shareholder in this prospectus, we are referring to the Lender and its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling shareholder may sell some, all or none of its Common Shares. We do not know when or whether the selling shareholder will convert any part of the Loan into Common Shares, nor do we know how long the selling shareholder will hold its Common Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding any conversion under the Loan Agreement, or the sale or other disposition of any of the Common Shares. The Common Shares covered hereby may be offered from time to time by the selling shareholder.

The following table sets forth the name of the selling shareholder, the number and percentage of our Common Shares beneficially owned by the selling shareholder as of March 31, 2022, the number of our Common Shares issuable upon conversions under the Loan Agreement that may be offered under this prospectus, and the number and percentage of our Common Shares beneficially owned by the selling shareholder assuming all of the Common Shares registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Shares. Generally, a person “beneficially owns” Common Shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of Common Shares in the column “Number of Shares Offered” represents all of the Common Shares that the selling shareholder may offer and sell from time to time under this prospectus.

The information in the table below and the footnotes thereto regarding Common Shares to be beneficially owned after the offering assumes that the selling shareholder has converted the Loan into 2,777,986 Common Shares based on the conversion price of USD 1.9458 per Common Share and using the USD / CHF exchange rate as of the Disbursement Date, and further assumes the sale of all Common Shares being offered by the selling shareholder under this prospectus.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholder. The percentage of shares owned prior to and after the offering is based on 15,264,261 of our Common Shares outstanding as of March 31, 2022. Unless otherwise indicated in the footnotes to this table, we believe that the selling shareholder named in this table has sole voting and investment power with respect to the Common Shares indicated as beneficially owned. Except as otherwise indicated in this section, based on the information provided to us by the selling shareholder, and to the best of our knowledge, the selling shareholder is not a broker-dealer or an affiliate of a broker-dealer.

	Number of Common Shares Beneficially Owned Prior to the Offering	Number of Common Shares Registered Hereby for Sale	Number of Common Shares Beneficially Owned After the Offering	Percent
FiveT Investment Management Ltd. (1)	2,777,986	2,777,986	-	-

*	Less than 1%.

(1)	Includes 2,777,986 Common Shares issuable upon conversion under the Loan Agreement, assuming the conversion of the Loan into the maximum amount of Common Shares using the Conversion Price at the USD/CHF exchange rate as of the Disbursement Date, represented by the Initial Required Amount, without giving effect to limitations on beneficial ownership set forth therein. Johannes Minho Roth (“Mr. Roth”) has voting control and investment discretion over the securities reported herein that are held by the Lender. As a result, Mr. Roth may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by the Lender. The registered address of the Lender is Suite 5B201, 2nd Floor, One Nexus Way, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

DESCRIPTION OF SHARE CAPITAL

As of March 31, 2022, our authorized share capital consisted of 25,000,000 common shares, par value CHF 0.01 per share, and 20,000,000 preference shares, par value CHF 0.02 per share, and there were 15,264,261 common shares issued and outstanding, excluding 1,329,510 common shares issuable upon exercise of options and 246,102 common shares issuable upon exercise of warrants, and no preference shares issued and outstanding. See Item 10.B. of our most recent Annual Report on Form 20-F, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering the Common Shares issued and issuable upon conversion under the Loan Agreement to permit the resale of these Common Shares by the Lender from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholder of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

The selling shareholder may sell all or a portion of the Common Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling shareholder effects such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Common Shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholder may also sell Common Shares short and deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares. The selling shareholder may pledge or grant a security interest in some or all of the Common Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholder and any broker-dealer participating in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the registration statement, of which this prospectus is a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in marketmaking activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares. We will pay all expenses of the registration of the Common Shares, estimated to be $19,444 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholder against liabilities, including some liabilities under the Securities Act, or the selling shareholder will be entitled to contribution. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related agreement, or we may be entitled to contribution. Once sold under the registration statement of which this prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

EXPENSES OF THE OFFERING

The following is a statement of estimated expenses to be incurred by us in connection with the registration of the securities registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$273
Legal fees and expenses	$15,000
Accountant’s fees and expenses	$4,171

Total	$19,444

LEGAL MATTERS

The validity of the Common Shares and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, special Bermuda counsel to the Company.

EXPERTS

The financial statements of Altamira Therapeutics Ltd. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus by reference to Altamira Therapeutics Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021, have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF JUDGMENTS

Altamira Therapeutics Ltd. is a Bermuda exempted company limited by shares. As a result, the rights of holders of its common shares will be governed by Bermuda law and its memorandum of continuation and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.altamiratherapeutics.com. Information contained on our website is not a part of this Prospectus and the inclusion of our website address in this Prospectus is an inactive textual reference only.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

This Prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding us and our Securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed or furnished with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 12, 2022;

●	our Reports on Form 6-K furnished on February 8, 2022 and March 4, 2022; and

●	the description of our common shares contained in our Report on Form 6-K furnished on March 18, 2019, including any subsequent amendment or reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K furnished by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

We will provide each person to whom this prospectus is delivered a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus by reference). You may obtain copies of these documents, at no cost, by writing or telephoning us at:

Altamira Therapeutics Ltd.

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(441) 295-5950

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded, for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

Upon a new annual information form or annual report on Form 20-F and the related audited annual consolidated financial statements together with the auditors’ report thereon and management’s discussion and analysis related thereto being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form or annual report on Form 20-F, the previous audited annual consolidated financial statements and all unaudited interim financial statements, annual and semi-annual management’s discussion and analyses, material change reports and business acquisition reports filed by us prior to the commencement of our financial year in which the new annual information form or annual report on Form 20-F was filed, no longer shall be deemed to be incorporated by reference into this Prospectus for the purpose of future offers and sales of securities hereunder.

One or more prospectus supplements containing the terms of an offering of securities hereunder and other information in relation to such securities will be delivered to purchasers of such securities together with this prospectus and shall be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement solely for the purposes of the offering of the securities covered by any such prospectus supplement.

A prospectus supplement containing any additional or updated information that we elect to include therein will be delivered with this prospectus to purchasers of securities who purchase such securities after the filing of this Prospectus and shall be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement.